UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2025

Heartflow, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42790	26-0506743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 E. Evelyn Avenue
Mountain View, California 94041
(Address of Principal Executive Offices) (Zip Code)
(650) 241-1221
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HTFL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.
On August 22, 2025, Heartflow, Inc. (the “Company”) prepaid in full all outstanding amounts, comprising an aggregate principal amount of $60.1 million plus accrued interest of $1.0 million, under that certain Credit Agreement and Guaranty, dated as of June 14, 2024 and as amended on January 24, 2025 (the “Credit Agreement”), by and among the Company, as borrower, Hayfin Services LLP, as agent (“Hayfin”), and the other parties thereto and, in connection with such prepayment, the Credit Agreement was terminated. The Company did not incur exit or prepayment fees in connection with the termination of the Credit Agreement.

Material terms and conditions of the Credit Agreement were summarized under “Management’s discussion and analysis of financial condition and results of operations—Liquidity and capital resources—Hayfin credit agreement” in the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on July 17, 2025, as amended, and such summary is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTFLOW, INC.

Date: August 25, 2025	By:	/s/ Vikram Verghese
Vikram Verghese
Chief Financial Officer
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